Exhibit 3.1(c)


                       CERTIFICATE OF AMENDMENT

                                OF THE

                     CERTIFICATE OF INCORPORATION

                                  OF

                           MALLINCKRODT INC.

    -------------------------------------------------------------

          Under Section 805 of the Business Corporation Law

    -------------------------------------------------------------


     Pursuant to Section 805 of the Business Corporation Law, the undersigned, C. Ray Holman, Chairman of the Board and Chief Executive Officer, and Roger A. Keller, Vice President and Secretary, hereby certify as follows:

       I.  The name of the Corporation is Mallinckrodt Inc.

      II. The Certificate of Incorporation of the Corporation (under the name of International Agricultural Corporation) was originally filed by the Department of State, Albany, New York, on the 14th day of June, 1909.

     III. The Certificate of Incorporation of the Corporation shall be amended to reduce the minimum required number of directors of the Corporation from ten to eight, and to effect such change, ARTICLE NINTH of the certificate of incorporation shall be amended by revising the first four sentences to read as follows, with the balance of the article remaining unchanged:

      The number of directors of the Corporation, exclusive of directors, if any, to be elected by the holders of 4% Cumulative Preferred Stock or the holders of one or more series of Series Preferred Stock pursuant to the provisions of Paragraph 2 of Section (a) or Paragraph 3 of Section (b) , respectively, of ARTICLE THIRD herein, shall be not less than eight nor more than sixteen. Subject to such limitation, such number may be fixed by the By-Laws, or by action of the stockholders or of the Board under the specific provisions of a By-Law adopted by the stockholders. The directors of the Corporation shall be divided into three classes as nearly equal in number as possible. There shall be at least two directors in each class.

      IV. This amendment to Article Ninth was authorized by the unanimous affirmative vote of the Board of Directors of the Corporation, followed by the affirmative vote of the holders of more than two-thirds of the outstanding shares of the Corporation's 4% Cumulative Preferred Stock and Common Stock voting as one class entitled to vote thereon at the annual meeting of the stockholders of the Corporation held on October 21, 1998.

     IN WITNESS WHEREOF, we have made and subscribed the Certificate of Amendment this 30 day of October, 1998, and the Chairman of the Board and Chief Executive Officer of the Corporation has also verified this Certificate.

                              MALLINCKRODT INC.

(CORPORATE SEAL)

                              /s/  C. RAY HOLMAN
                              ------------------------------------
                              C. Ray Holman, Chairman of the Board
                                and Chief Executive Officer



                              /s/  ROGER A. KELLER
                              ------------------------------------
                              Roger A. Keller, Vice President
                                and Secretary




STATE OF MISSOURI    )
                     ) ss
COUNTY OF ST. LOUIS  )

     C. Ray Holman, being duly sworn, deposes and says that he is Chairman of the Board and Chief Executive Officer of Mallinckrodt Inc., the corporation named and described in the foregoing Certificate of Amendment; that he has read the foregoing Certificate of Amendment and knows the contents thereof; and that the same are true of his own knowledge, except as to the matters therein stated to be alleged upon information and belief, and as to those matters he believes them to be true.



                              /s/  C. RAY HOLMAN
                              ------------------------------------
                              C. Ray Holman, Chairman of the Board
                                and Chief Executive Officer

Sworn to before me this
30 day of October, 1998


---------------------------
      Notary Public

My commission expires: